Exhibit 10.5
Executed Version

INCREMENTAL ASSUMPTION AGREEMENT

September 7, 2021

Citibank, N.A., as Administrative Agent for the
Lenders party to the Credit Agreement referred to below (in such capacity, the “Administrative
Agent”)
One Penn’s Way, OPS II,
New Castle, Delaware 19720
Attention: Agency Operations

To the Addressees Hereof:

We refer to the Senior Secured Credit Agreement dated as of May 18, 2021 (as amended, modified or supplemented from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined) among Blackstone Private Credit Fund, a Delaware statutory trust (the
“Borrower”), the lenders from time to time party thereto, and Citibank, N.A., as administrative agent and as collateral agent. You have advised us that the Borrower has requested in the letter, dated September 7, 2021 (the “Increase Request”), from the Borrower to the Administrative Agent that the aggregate amount of the Commitments be increased on the terms and subject to the conditions set forth herein.

A. Commitment Increase. Pursuant to Section 2.08(e) of the Credit Agreement, each of
Société Générale and The Bank of New York Mellon (each, an “Assuming Lender” and together, the
“Assuming Lenders”), hereby severally agrees to make Loans in the amount set forth opposite the name of such Assuming Lender listed in Schedule I hereto pursuant to the instruction of the Administrative
Agent, such Loans to be effective as of the Increase Date (as defined in the Increase Request); provided that the Administrative Agent shall have received a duly executed officer’s certificate from the Borrower, dated the Increase Date. The Incremental Term Commitments shall be subject to the same terms and conditions as the Initial Term Commitments, other than the requirements under Section 2.01(c) of the
Credit Agreement, and the Incremental Term Loans shall be subject to the same terms and conditions as the Initial Term Loans and shall be treated as the same Class as the Initial Term Loans for purposes of the
Credit Agreement and the other Loan Documents (including, without limitation, under Section 2.10(d) of the Credit Agreement). The Bank of New York Mellon agrees to make a Term Loan to the Borrower on the Increase Date in an aggregate principal amount (x) up to but not exceeding such Assuming Lender’s
Incremental Term Commitment listed on Schedule I hereto and (y) that will not result in the total Covered
Debt Amount exceeding the Borrowing Base as of the Increase Date.

B. Confirmation of the Assuming Lender. Each Assuming Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own analysis and decisions in taking or not taking action under or based upon the Credit Agreement and the other Loan Documents to which it is a party; and (iii) acknowledges and agrees that, from and after the
Increase Date and subject to the conditions in clause (A) above, the Commitment Increase set forth opposite the name of the Assuming Lender listed in Schedule I hereto shall be included in the

Commitment, and the Commitment Increase shall be governed for all purposes by the Credit Agreement and the other Loan Documents.

C. Counterparts, etc. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Agreement by electronic mail, facsimile or other electronic imaging (e.g., “pdf” or “tif”), including the use of any electronic signatures complying with the Federal Electronic Signatures in Global and
National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, shall be as effective as delivery of an original manually executed counterpart of this Agreement. This Agreement shall be deemed to be a Loan
Document.

D. Governing Law, etc. The provisions of Sections 9.09 and 9.10 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

ASSUMING LENDERS

SOCIÉTÉ GÉNÉRALE
	By:	/s/ Scott Phillips
Scott Phillips
Managing Director

THE BANK OF NEW YORK MELLON
	By:	/s/ Bernard Lambert
Bernard Lambert
Director

Accepted and Agreed: BLACKSTONE PRIVATE CREDIT FUND
	By:	/s/ Brad Marshall
Brad Marshall
Senior Managing Director

CITIBANK, N.A., as Administrative Agent and Issuing Bank
	By:	/s/ Maureen Maroney
Maureen Maroney
Vice President

SCHEDULE 1

Assuming Lender        Multicurrency Commitment        Term Commitment

Société Générale $50,000,000.00                 $0
The Bank of New York Mellon    $22,500,000.00 $2,500,000